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                                                                      EXHIBIT 11


                              CKE RESTAURANTS, INC.
                              ---------------------
                        CALCULATION OF EARNINGS PER SHARE
                        ---------------------------------
                    (In thousands, except per share amounts)

                                                       Twelve Weeks Ended            Forty Weeks Ended
                                                   --------------------------   -------------------------
                                                   November 3,    November 4,   November 3,   November 4,
                                                      1997           1996          1997          1996
                                                   -----------    -----------   -----------   -----------
PRIMARY EARNINGS PER SHARE
--------------------------

    Net income                                       $13,102        $5,588       $34,233       $16,113
                                                     =======       =======       =======       =======

    Weighted average number of common
       shares outstanding during the period           41,920        28,845        37,333        28,309

    Incremental common shares attributable
       to exercise of outstanding options              1,419           890         1,137           742
                                                     -------        ------       -------       -------

          Total shares                                43,339        29,735        38,470        29,051
                                                     =======       =======       =======       =======


                Primary earnings per share           $   .30       $   .19       $   .89       $   .55
                                                     =======       =======       =======       =======

FULLY DILUTED EARNINGS PER SHARE
--------------------------------

    Net income                                       $13,102        $5,588       $34,233       $16,113
                                                     =======       =======       =======       =======

    Weighted average number of common
       shares outstanding during the period           41,920        28,845        37,333        28,309

    Incremental common shares attributable
       to exercise of outstanding options              1,447           890         1,447           890
                                                     -------        ------       -------       -------

          Total shares                                43,367        29,735        38,780        29,199
                                                     =======       =======       =======       =======


                Fully diluted earnings per share     $   .30       $   .19       $   .88       $   .55
                                                     =======       =======       =======       =======

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